EXHIBIT 10(c)(2)
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      Amendment  No.  1 dated as of April 1, 1986  to  Management
Agreement   dated   as  of  January  1,  1985  (the   "Management
Agreement") between Lion Insurance Company Ltd., a Bermuda corporation ("Lion") and Maritime Overseas Corporation, a New York corporation ("MOC").

                           WITNESSETH:
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      WHEREAS,  Lion  and  MOC  desire to  amend  the  Management
Agreement as hereinafter set forth;

      NOW, THEREFORE, the parties hereto do mutually agree as follows:

      1.  Section  5(a)  of  the Management Agreement  is  hereby
amended  by  added  the  words  "and  equity  interests  in   the
operations of subsidiaries and affiliated companies" after the word "fee" at the end of the second sentence thereof.

      2.  Section  ll(a)  of the Management Agreement  is  hereby
deleted   in  its  entirety  and  the  following  is  substituted
therefor:

     "(a) This  Agreement shall continue to  and  including
          December 31, 1988 and shall be automatically renewed for successive terms of 5 years each, provided however, that (i) Lion may elect by written notice to MOC, given at least 12 months prior to the end of any calendar year, to terminate this Agreement at the end of such year, and (ii) at least twelve months prior to the expiration of the initial term or the then current renewal term, MOC may give written notice to Lion electing to terminate this Agreement at the expiration then current term."

      3. Except as hereby amended, the Management Agreement shall remain unaltered and continue in full force and effect.


      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed and delivered as of the day and year first above written.


LION INSURANCE COMPANY LTD.        MARITIME OVERSEAS CORPORATION


By:  S/MILTON R. KLIGER            By:       S/ALAN CARUS
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